                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4 (File No. 333-61513) and in the Registration Statements of Remington Oil and Gas Corporation on Forms S-3 (File No. 333-57456 and 333-106258) of our report dated March 24, 2003, on our audit of the consolidated financial statements of Remington Oil and Gas Corporation as of December 31, 2002 and for the one year period ended December 31, 2002.

                                              /s/ ERNST & YOUNG LLP

Dallas, Texas
December 12, 2003